EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Telephone and Data Systems, Inc. of our report dated February 22, 2008, relating to the financial statements of Los Angeles SMSA Limited Partnership as of December 31, 2007 and 2006 and for each of the three years in the period ended December 31, 2007 appearing in the Annual Report on Form 10-K of Telephone and Data Systems, Inc. for the year ended December 31, 2007.

/s/ DELOITTE & TOUCHE LLP

Atlanta, GA
August 6, 2008